SIMON®

3Q 2021 SUPPLEMENTAL

HERMÈS
ROOSEVELT FIELD
BURBERRY

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

3Q 2021 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Ali Slocum
317-264-3079 Media

SIMON PROPERTY GROUP REPORTS
THIRD QUARTER 2021 RESULTS; INCREASES FULL YEAR 2021 GUIDANCE AND RAISES QUARTERLY DIVIDEND
INDIANAPOLIS, November 1, 2021 − Simon, a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended September 30, 2021.
“We produced impressive third quarter results,” said David Simon, Chairman, Chief Executive Officer and President. “Demand for our space from a broad spectrum of tenants is growing. Occupancy gains continued, retailer sales accelerated, including our owned brands, and cash flow increased. Based upon results to date and expectations for the remainder of 2021, we are once again increasing full-year 2021 guidance and raising our quarterly dividend.”
Results for the Quarter
•
Net income attributable to common stockholders was $679.9 million, or $2.07 per diluted share, as compared to $145.9 million, or $0.48 per diluted share in 2020. As previously announced, results for the third quarter of 2021 include $28.6 million, or $0.08 per diluted share, for a loss on extinguishment of debt related to the optional redemption of certain senior notes of Simon Property Group, L.P. and a non-cash after-tax gain of  $111.9 million, or $0.30 per diluted share, associated with the contribution of the Company’s interests in the Forever 21 and Brooks Brothers intellectual property licensing ventures in exchange for additional ownership interests in Authentic Brands Group.

•
Funds From Operations (“FFO”) was $1.176 billion, or $3.13 per diluted share, as compared to $723.2 million, or $2.05 per diluted share, in the prior year period, a 52.7% increase. FFO for the third quarter of 2021 includes the loss on extinguishment of debt and the non-cash gain mentioned above.

•
Domestic property net operating income (“NOI”) increased 24.5% compared to the prior year period. Portfolio NOI, which includes NOI from domestic properties, international properties and NOI from the Company’s investment in Taubman Realty Group, increased 34.3% compared to the prior year period.

Results for the Nine Months
•
Net income attributable to common stockholders was $1.743 billion, or $5.30 per diluted share, as compared to $837.7 million, or $2.74 per diluted share in 2020. Results for the nine months ended 2021 include the loss on extinguishment of debt, and the non-cash contribution gain associated with the licensing ventures recorded in the third quarter, as well as the $118.4 million, or $0.32 per diluted share, non-cash gain recorded in the second quarter 2021 from the reversal of a deferred tax liability associated with an international investment.

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EARNINGS RELEASE
•
FFO was $3.327 billion, or $8.85 per diluted share, as compared to $2.45 billion, or $6.95 per diluted share, in the prior year period, a 27.3% increase. FFO for the nine months ended 2021 includes the aforementioned loss on extinguishment of debt and the non-cash gains associated with the contribution of licensing ventures and the deferred tax liability reversal.

•
Domestic property NOI increased 8.8% compared to the prior year period. Portfolio NOI increased 18.7% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 92.8% at September 30, 2021.

•
Base minimum rent per square foot was $53.91 at September 30, 2021.

Development Activity
The first phase of the transformation of Northgate Station (Seattle, WA), featuring the National Hockey League’s Seattle Kraken corporate offices and the Kraken Community Iceplex, opened in September. This first phase is part of a multi-year development that will evolve Northgate Station into a mixed-use, transit-oriented community.
The redevelopment of Burlington Mall (Boston, MA) opened during the quarter including an exciting line-up of premier dining and innovative retailers, as well as an outdoor gathering green space, including amenities for seasonal programming and community events.
During the quarter, construction started on Fukaya-Hanazono Premium Outlets®, the tenth Premium Outlet® Center in Japan. The 292,500 square foot upscale outlet located in Fukaya City (Tokyo), is projected to open in October 2022. Simon owns 40% of this project.
On October 15, 2021, Jeju Premium Outlets (Jeju Island, South Korea) opened with 92,000 square feet of high-quality, name brand stores. Jeju Premium Outlets is the fifth Premium Outlet® Center in South Korea. Simon owns a 50% interest in this center.
Capital Markets and Balance Sheet Liquidity
The Company was active in both the secured and unsecured credit markets through the first nine months of the year.
During the first nine months, the Company closed on 21 non-recourse mortgage loans totaling approximately $2.6 billion (U.S. dollar equivalent), of which Simon’s share is $1.6 billion. The weighted average interest rate on these loans is 2.97%.
During the quarter, the Company completed a two tranche senior notes offering totaling $1.25 billion. Combined, the two new issues of senior notes had a weighted average term of 8.2 years and a weighted average coupon rate of 1.87%.
The Company also retired three series of senior notes totaling $1.65 billion with a combined weighted average coupon rate of 2.57%. A $28.6 million loss on extinguishment of debt was incurred in the third quarter related to these redemptions.
Subsequent to the end of the quarter, the Company amended and extended its $3.5 billion unsecured multi-currency revolving credit facility. The facility will initially mature on January 31, 2026 and at our sole option, can be extended for an additional year to January 31, 2027. Based upon the Company’s current credit ratings, the interest rate on the new revolver for U.S. Dollar borrowings is SOFR plus 72.5 points, plus a spread adjustment to account for the transition from LIBOR to SOFR.

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EARNINGS RELEASE
As of September 30, 2021, Simon had approximately $8.0 billion of liquidity consisting of  $1.1 billion of cash on hand, including its share of joint venture cash, and $6.9 billion of available capacity under its revolving credit facilities, net of  $500 million outstanding under its U.S. commercial paper program.
Dividends
The Company paid its third quarter 2021 common stock dividend of  $1.50 per share, in cash, on September 30, 2021, a 15.4% increase year-over-year and 7.1% increase sequentially.
Simon’s Board of Directors declared a quarterly common stock dividend of  $1.65 in cash on November 1, 2021, for the fourth quarter of 2021. This is a 26.9% increase year-over-year and a 10.0% increase compared to the third quarter 2021 dividend. The dividend will be payable on December 31, 2021 to shareholders of record on December 10, 2021.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on December 31, 2021 to shareholders of record on December 17, 2021.
2021 Guidance
The Company currently estimates net income to be within a range of  $6.61 to $6.71 per diluted share and FFO will be within a range of  $11.55 to $11.65 per diluted share for the year ending December 31, 2021. The FFO per diluted share range is an increase of  $0.85 per share from the $10.70 to $10.80 per diluted share range provided on August 2, 2021.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:
For the year ending December 31, 2021
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.61	$6.71
Depreciation and amortization including Simon’s share of unconsolidated entities	5.47	5.47
Unrealized losses in fair value of equity instruments	0.01	0.01
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.54)	(0.54)
Estimated FFO per diluted share	$11.55	$11.65
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Daylight Time, Monday, November 1, 2021. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 8, 2021. To access the audio replay, dial 1-844-512-2921 (international 1-412-317-6671) passcode 13722912.

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EARNINGS RELEASE
Supplemental Materials and Website
Supplemental information on our third quarter 2021 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio Net Operating Income growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and Net Operating Income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward–looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

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EARNINGS RELEASE
About Simon
Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE:
Lease income	$1,207,923	$993,831	$3,511,806	$3,269,572
Management fees and other revenues	27,024	21,345	78,381	71,545
Other income	61,607	45,498	200,465	134,957
Total revenue	1,296,554	1,060,674	3,790,652	3,476,074
EXPENSES:
Property operating	108,556	91,236	291,248	267,479
Depreciation and amortization	311,381	333,755	942,851	986,157
Real estate taxes	117,094	112,311	347,800	347,075
Repairs and maintenance	21,735	18,971	62,126	57,482
Advertising and promotion	38,635	14,751	87,685	60,967
Home and regional office costs	48,667	39,960	132,365	130,420
General and administrative	6,909	3,016	20,739	17,206
Other	31,253	42,650	84,180	99,527
Total operating expenses	684,230	656,650	1,968,994	1,966,313
OPERATING INCOME BEFORE OTHER ITEMS	612,324	404,024	1,821,658	1,509,761
Interest expense	(199,772)	(201,858)	(602,207)	(586,545)
Loss on extinguishment of debt	(28,593)	—	(31,552)	—
Gain on exchange of equity interests	159,828	—	159,828	—
Income and other tax (expense) benefit	(67,262)	(2,779)	(108,367)	3,065
Income from unconsolidated entities	198,524	61,823	562,138	156,610
Unrealized losses in fair value of equity instruments	(4,944)	(1,279)	(8,121)	(20,125)
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	108,543	(91,285)	201,600	(98,168)
CONSOLIDATED NET INCOME	778,648	168,646	1,994,977	964,598
Net income attributable to noncontrolling interests	97,878	21,886	249,421	124,351
Preferred dividends	834	834	2,503	2,503
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$679,936	$145,926	$1,743,053	$837,744
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$2.07	$0.48	$5.30	$2.74

3Q 2021 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	September 30, 2021	December 31, 2020
ASSETS:
Investment properties, at cost	$37,984,645	$38,050,196
Less – accumulated depreciation	15,410,030	14,891,937
	22,574,615	23,158,259
Cash and cash equivalents	438,423	1,011,613
Tenant receivables and accrued revenue, net	935,053	1,236,734
Investment in TRG, at equity	3,396,169	3,451,897
Investment in Klépierre, at equity	1,672,858	1,729,690
Investment in other unconsolidated entities, at equity	2,972,049	2,603,571
Right-of-use assets, net	506,236	512,914
Investments held in trust – special purpose acquisition company	345,000	—
Deferred costs and other assets	1,105,736	1,082,168
Total assets	$33,946,139	$34,786,846
LIABILITIES:
Mortgages and unsecured indebtedness	$25,584,372	$26,723,361
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,324,603	1,311,925
Cash distributions and losses in unconsolidated entities, at equity	1,573,563	1,577,393
Dividend payable	1,452	486,922
Lease liabilities	509,071	515,492
Other liabilities	525,361	513,515
Total liabilities	29,518,422	31,128,608
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	553,025	185,892
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,845	42,091
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,907,608 and 342,849,037 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,201,333	11,179,688
Accumulated deficit	(5,789,329)	(6,102,314)
Accumulated other comprehensive loss	(191,274)	(188,675)
Common stock held in treasury, at cost, 14,296,445 and 14,355,621 shares, respectively	(1,884,511)	(1,891,352)
Total stockholders’ equity	3,378,098	3,039,472
Noncontrolling interests	496,594	432,874
Total equity	3,874,692	3,472,346
Total liabilities and equity	$33,946,139	$34,786,846

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUE:
Lease income	$719,723	$601,522	$2,053,826	$1,919,618
Other income	67,630	94,630	204,923	215,349
Total revenue	787,353	696,152	2,258,749	2,134,967
OPERATING EXPENSES:
Property operating	151,008	129,024	420,174	383,363
Depreciation and amortization	170,568	175,716	512,165	512,705
Real estate taxes	66,221	68,464	203,242	197,487
Repairs and maintenance	18,274	16,457	53,625	49,661
Advertising and promotion	18,238	9,901	52,479	42,669
Other	43,400	41,857	113,042	107,822
Total operating expenses	467,709	441,419	1,354,727	1,293,707
OPERATING INCOME BEFORE OTHER ITEMS	319,644	254,733	904,022	841,260
Interest expense	(154,501)	(154,579)	(453,145)	(463,629)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	—	33,371	—
NET INCOME	$165,143	$100,154	$484,248	$377,631
Third-Party Investors’ Share of Net Income	$82,639	$46,785	$243,525	$193,633
Our Share of Net Income	82,504	53,369	240,723	183,998
Amortization of Excess Investment (A)	(15,199)	(20,543)	(49,794)	(62,144)
Our Share of Gain on Sale or Disposal of Assets and Interests in
Other Income in the Consolidated Financial Statements	—	—	(14,941)	—
Income from Unconsolidated Entities (B)	$67,305	$32,826	$175,988	$121,854

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”) and The Taubman Realty Group (“TRG”). For additional information, see footnote B.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	September 30, 2021	December 31, 2020
Assets:
Investment properties, at cost	$19,867,502	$20,079,476
Less – accumulated depreciation	8,287,531	8,003,863
	11,579,971	12,075,613
Cash and cash equivalents	1,368,859	1,169,422
Tenant receivables and accrued revenue, net	567,034	749,231
Right-of-use assets, net	161,758	185,598
Deferred costs and other assets	415,768	380,087
Total assets	$14,093,390	$14,559,951
Liabilities and Partners’ Deficit:
Mortgages	$15,311,572	$15,569,485
Accounts payable, accrued expenses, intangibles, and deferred revenue	854,603	969,242
Lease liabilities	165,334	188,863
Other liabilities	405,134	426,321
Total liabilities	16,736,643	17,153,911
Preferred units	67,450	67,450
Partners’ deficit	(2,710,703)	(2,661,410)
Total liabilities and partners’ deficit	$14,093,390	$14,559,951
Our Share of:
Partners’ deficit	$(1,161,814)	$(1,130,713)
Add: Excess Investment (A)	1,300,242	1,399,757
Our net Investment in unconsolidated entities, at equity	$138,428	$269,044

Note:
The above financial presentation does not include any information related to our investments in Klépierre and TRG. For additional information, see footnote B.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Consolidated Net Income (D)	$778,648	$168,646	$1,994,977	$964,598
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	309,199	331,252	936,346	978,998
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	202,519	136,471	609,271	402,488
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(108,543)	91,285	(201,600)	98,168
Unrealized losses in fair value of equity instruments (E)	—	1,279	3,177	20,125
Net loss attributable to noncontrolling interest holders in properties	405	753	2,875	4,551
Noncontrolling interests portion of depreciation and amortization and gain on consolidation of properties	(5,005)	(5,154)	(14,354)	(14,665)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)
FFO of the Operating Partnership	$1,175,910	$723,219	$3,326,753	$2,450,324
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$2.07	$0.48	$5.30	$2.74
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.35	1.30	4.08	3.87
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.29)	0.26	(0.54)	0.28
Unrealized losses in fair value of equity instruments (E)	—	0.01	0.01	0.06
Diluted FFO per share	$3.13	$2.05	$8.85	$6.95
Details for per share calculations:
FFO of the Operating Partnership	$1,175,910	$723,219	$3,326,753	$2,450,324
Diluted FFO allocable to unitholders	(147,864)	(95,426)	(418,548)	(323,591)
Diluted FFO allocable to common stockholders	$1,028,046	$627,793	$2,908,205	$2,126,733
Basic and Diluted weighted average shares outstanding	328,619	305,913	328,576	306,099
Weighted average limited partnership units outstanding	47,263	46,507	47,289	46,574
Basic and Diluted weighted average shares and units outstanding	375,882	352,420	375,865	352,673
Basic and Diluted FFO per Share	$3.13	$2.05	$8.85	$6.95
Percent Change	52.7%		27.3%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and TRG. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and TRG. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gains on land sales of  $4.8 million and $1.8 million for the three months ended September 30, 2021 and 2020, respectively, and $6.4 million and $8.1 million for the nine months ended September 30, 2021 and 2020, respectively.

 –
Straight-line adjustments decreased income by ($5.7) million and ($13.7) million for the three months ended September 30, 2021 and 2020, respectively, and ($20.7) million and ($4.3) million for the nine months ended September 30, 2021 and 2020, respectively.

 –
Amortization of fair market value of leases from acquisitions (decreased) increased income by ($0.2) million and $1.1 million for the three months ended September 30, 2021 and 2020, respectively, and ($0.6) million and $3.5 million for the nine months ended September 30, 2021 and 2020, respectively.

(E)
Amount of unrealized gain/loss in FFO reconciliation relates to retail real estate investments with readily determinable fair values.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2021, we owned or had an interest in 233 properties comprising 189 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at September 30, 2021, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 15 European countries.
This package was prepared to provide operational and balance sheet information as of September 30, 2021 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic and governmental restrictions intended to prevent its spread on our business, financial condition, results of operations, cash flow and liquidity and our ability to access the capital markets, satisfy our debt service obligations and make distributions to our stockholders; changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the intensely competitive market environment in the retail industry, including e-commerce; an increase in vacant space at our properties; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest; the transition of LIBOR to an alternative reference rate; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; environmental liabilities; natural disasters; the availability of comprehensive insurance coverage; the potential for terrorist activities; security breaches that could compromise our information technology or infrastructure; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2021 SUPPLEMENTAL	13

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	46%	Yes
Total Secured Debt to Total Assets (1)	≤50%	21%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.5X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	217%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2021 SUPPLEMENTAL	14

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Financial Highlights
Total Revenue – Consolidated Properties	$1,296,554	$1,060,674	$3,790,652	$3,476,074
Consolidated Net Income	$778,648	$168,646	$1,994,977	$964,598
Net Income Attributable to Common Stockholders	$679,936	$145,926	$1,743,053	$837,744
Basic and Diluted Earnings per Common Share (EPS)	$2.07	$0.48	$5.30	$2.74
Funds from Operations (FFO) of the Operating Partnership	$1,175,910	$723,219	$3,326,753	$2,450,324
Basic and Diluted FFO per Share (FFOPS)	$3.13	$2.05	$8.85	$6.95
Declared Dividends/Distributions per Share/Unit	$1.50	$1.30	$4.20	$4.70
	AS OF SEPTEMBER 30, 2021	AS OF DECEMBER 31, 2020
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,263	47,322
Common Shares Outstanding at end of period	328,619	328,502
Total Common Shares and Limited Partnership Units Outstanding at end of period	375,882	375,824
Weighted Average Limited Partnership Units Outstanding	47,289	46,544
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	328,576	308,738
Equity Market Capitalization
Common Stock Price at end of period	$129.97	$85.28
Common Equity Capitalization, including Limited Partnership Units	$48,853,425	$32,050,239
Preferred Equity Capitalization, including Limited Partnership Preferred Units	82,200	81,762
Total Equity Market Capitalization	$48,935,625	$32,132,001

3Q 2021 SUPPLEMENTAL	15

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2021
(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.

(2)
Includes TRG.

(3)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

(4)
Includes Lifestyle Centers.

3Q 2021 SUPPLEMENTAL	16

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% GROWTH	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		% GROWTH
	2021	2020		2021	2020

Domestic Property NOI (1)	$1,118,527	$898,254	24.5%	$3,279,278	$3,013,491	8.8%
TRG NOI	108,301	—		307,848	—
International Properties (2)	61,936	61,626		167,954	149,094
Portfolio NOI	$1,288,764	$959,880	34.3%	$3,755,080	$3,162,585	18.7%
NOI from Retailer Investments (3)	140,374	30,543		339,731	(8,681)
NOI from Investments (4)	49,191	47,597		134,151	152,166
Corporate and Other NOI Sources (5)	25,663	24,891		133,130	141,064
Beneficial interest of Combined NOI	$1,503,992	$1,062,911	41.5%	$4,362,092	$3,447,134	26.5%

(1)
Includes all properties in North America (4 in Canada and 2 in Mexico).

(2)
Includes 26 International Premium Outlets and Designer Outlets outside North America at constant currency.

(3)
Includes NOI of our retailer investments.

(4)
Includes NOI of Klépierre at constant currency.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, and other assets.

3Q 2021 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$778,648	$168,646	$1,994,977	$964,598
Income and other tax expense (benefit)	67,262	2,779	108,367	(3,065)
Gain on exchange of equity interests	(159,828)	—	(159,828)	—
Interest expense	199,772	201,858	602,207	586,545
Loss on extinguishment of debt	28,593	—	31,552	—
Income from unconsolidated entities	(198,524)	(61,823)	(562,138)	(156,610)
Unrealized losses in fair value of equity instruments	4,944	1,279	8,121	20,125
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(108,543)	91,285	(201,600)	98,168
Operating Income Before Other Items	612,324	404,024	1,821,658	1,509,761
Depreciation and amortization	311,381	333,755	942,851	986,157
Home and regional office costs	48,667	39,960	132,365	130,420
General and administrative	6,909	3,016	20,739	17,206
NOI of consolidated entities	$979,281	$780,755	$2,917,613	$2,643,544
Less: Noncontrolling interest partners share of NOI	(5,638)	(5,643)	(15,178)	(14,454)
Beneficial NOI of consolidated entities	$973,643	$775,112	$2,902,435	$2,629,090
Reconciliation of NOI of unconsolidated entities:
Net Income	$165,143	$100,154	$484,248	$377,631
Interest expense	154,501	154,579	453,145	463,629
Gain on sale or disposal of, or recovery on, assets and interested in unconsolidated entities, net	—	—	(33,371)	—
Operating Income Before Other Items	319,644	254,733	904,022	841,260
Depreciation and amortization	170,568	175,716	512,165	512,705
NOI of unconsolidated entities	$490,212	$430,449	$1,416,187	$1,353,965
Less: Joint Venture partners share of NOI	(257,729)	(222,780)	(744,186)	(710,059)
Beneficial NOI of unconsolidated entities	$232,483	$207,669	$672,001	$643,906
Add: NOI from TRG	108,301	—	307,848	—
Add: NOI from retailer and other investments	189,565	80,130	479,808	174,138
Beneficial interest of Combined NOI	$1,503,992	$1,062,911	$4,362,092	$3,447,134

3Q 2021 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED SEPTEMBER 30, 2021	NINE MONTHS ENDED SEPTEMBER 30, 2021
FFO of the Operating Partnership	$1,175,910	$3,326,753
Non-cash impacts to FFO (1)	(87,104)	(163,384)
FFO of the Operating Partnership excluding non-cash impacts	1,088,806	3,163,369
Tenant allowances	(60,385)	(128,226)
Operational capital expenditures	(13,416)	(33,218)
Funds available for distribution	$1,015,005	$3,001,925

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2021	NINE MONTHS ENDED SEPTEMBER 30, 2021
Deductions:
Fair value of debt amortization	(88)	(315)
Klépierre deferred tax liability gain	—	(118,428)
Gain on exchange of equity interests, net of tax	(111,880)	(111,880)
Additions:
Straight-line lease loss	5,689	20,710
Fair market value of lease amortization	139	572
Stock based compensation expense	5,834	18,464
Unrealized losses in fair value of equity instruments	4,944	4,944
Mortgage, financing fee and terminated swap amortization expense	8,258	22,549
	$(87,104)	$(163,384)
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

3Q 2021 SUPPLEMENTAL	19

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Consolidated Properties	2021	2020	2021	2020
Other Income
Interest, dividend and distribution income (1)	$3,538	$3,135	$10,246	$12,912
Lease settlement income	8,932	8,205	57,974	13,563
Gains on land sales	4,850	1,885	6,487	8,259
Other (2)	44,287	32,273	125,758	100,223
Totals	$61,607	$45,498	$200,465	$134,957
Other Expense
Ground leases	$11,148	$10,093	$33,176	$30,133
Professional fees and other	20,105	32,557	51,004	69,394
Totals	$31,253	$42,650	$84,180	$99,527

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Capitalized Interest
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$8,931	$3,271	$24,952	$16,170
Our Share of Joint Venture Properties	$138	$206	$994	$777

(1)
Includes distributions from other international investments and preferred unit distributions from TRG.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

3Q 2021 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)
	AS OF SEPTEMBER 30,
	2021	2020
Total Number of Properties	164	168
Total Square Footage of Properties (in millions)	138.8	142.3
Ending Occupancy (2):
Consolidated Assets	92.9%	91.5%
Unconsolidated Assets	92.4%	91.1%
Total Portfolio	92.8%	91.4%
Base Minimum Rent PSF (3):
Consolidated Assets	$52.51	$54.33
Unconsolidated Assets	$57.81	$61.22
Total Portfolio	$53.91	$56.13
Open / Close Spread
		RENT PSF (BASE MINIMUM RENT & CAM)
	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE%
9/30/21	7,594,350	$52.80	$67.98	$(15.18)	-22.3%
6/30/21	6,962,429	$53.84	$68.84	$(15.00)	-21.8%
3/31/21	4,961,794	$60.10	$69.56	$(9.46)	-13.6%
12/31/20	5,023,608	$60.08	$64.49	$(4.41)	-6.8%
9/30/20	6,117,027	$61.28	$63.81	$(2.53)	-4.0%
6/30/20	6,593,808	$62.95	$63.21	$(0.26)	-0.4%
3/31/20	7,948,232	$64.06	$61.26	$2.80	4.6%

(1)
Does not include TRG portfolio.

(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces and is not a space-by-space comparison. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Opening Rate does not include any estimates for variable lease income based on sales. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.

3Q 2021 SUPPLEMENTAL	21

THE MILLS AND INTERNATIONAL OPERATING INFORMATION (1)
	AS OF SEPTEMBER 30,
	2021	2020
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.5
Ending Occupancy (2)	97.0%	94.5%
Base Minimum Rent PSF (3)	$33.68	$33.83
Leasing Spread PSF (4)	$ (6.31)	$ 8.87
Leasing Spread (Percentage Change) (4)	-12.5%	22.8%
International Properties (5)
Premium Outlets
Total Number of Properties	21	21
Total Square Footage of Properties (in millions)	8.3	8.3
Designer Outlets
Total Number of Properties	11	10
Total Square Footage of Properties (in millions)	2.8	2.6
Statistics for Premium Outlets in Japan
Ending Occupancy	99.5%	99.3%
Base Minimum Rent PSF	¥5,498	¥5,390

(1)
Does not include TRG portfolio.

(2)
See footnote 2 on U.S. Malls and Premium Outlets Operating Information for definition, except Ending Occupancy is calculated on all company owned space.

(3)
See footnote 3 on U.S. Malls and Premium Outlets Operating Information for definition.

(4)
See footnote 4 on U.S. Malls and Premium Outlets Operating Information for definition.

(5)
Includes all international properties.

3Q 2021 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 9/30/21	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	476	1,468,661	$63.21	1.7%
2021 (10/1/21 – 12/31/21)	383	1,087,171	$52.96	1.0%
2022	2,915	10,893,697	$50.53	10.2%
2023	2,640	10,614,966	$57.27	10.2%
2024	2,344	9,488,615	$54.95	9.8%
2025	1,535	6,227,241	$62.24	7.4%
2026	1,485	5,672,647	$57.02	6.0%
2027	909	3,737,234	$63.38	4.4%
2028	746	3,370,923	$63.20	4.0%
2029	693	3,002,843	$67.14	3.6%
2030	452	2,135,389	$66.55	2.5%
2031	233	1,414,012	$54.13	1.3%
2032 and Thereafter	490	2,183,893	$44.62	1.9%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,589	6,857,998	$17.44	2.3%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2021 (10/1/21 – 12/31/21)	—	—	—	—
2022	4	628,342	$3.37	0.0%
2023	16	2,110,674	$4.76	0.2%
2024	16	1,465,287	$8.10	0.2%
2025	17	1,676,634	$6.75	0.2%
2026	16	1,702,455	$4.99	0.2%
2027	10	1,391,987	$4.43	0.1%
2028	6	622,099	$7.12	0.1%
2029	5	556,306	$4.51	0.0%
2030	7	754,336	$8.54	0.1%
2031	5	427,004	$12.18	0.0%
2032 and Thereafter	20	2,142,182	$12.94	0.5%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Annual rental revenues represent 2020 consolidated and joint venture combined base rental revenue.

3Q 2021 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	290	3,109	1.8%	3.1%
Tapestry, Inc.	235	969	0.5%	1.6%
PVH Corporation	197	1,309	0.7%	1.6%
Victoria’s Secret & Co.	143	1,210	0.7%	1.6%
Signet Jewelers, Ltd.	349	492	0.3%	1.5%
Capri Holdings Limited	145	562	0.3%	1.4%
American Eagle Outfitters, Inc	212	1,337	0.8%	1.3%
Foot Locker Retail, Inc.	192	909	0.5%	1.3%
Luxottica Group SPA	356	638	0.4%	1.3%
VF Corporation	187	787	0.4%	1.1%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s Inc.	99	19,295	10.9%	0.3%
J.C. Penney Co., Inc.	54	8,894	5.0%	0.3%
Dillard’s, Inc.	34	6,235	3.5%	*
Nordstrom, Inc.	24	4,103	2.3%	0.1%
Dick’s Sporting Goods, Inc.	33	2,254	1.3%	0.5%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Target Corporation	7	968	0.5%	0.1%
Hudson’s Bay Company	8	943	0.5%	0.1%
Sears	4	781	0.4%	*
Von Maur, Inc.	6	768	0.4%	*

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

3Q 2021 SUPPLEMENTAL	24

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$58,227	$88,777	$29,033
Redevelopment projects with incremental square footage and/or anchor replacement	187,022	61,093	27,805
Redevelopment projects with no incremental square footage (2)	21,304	7,412	3,729
Subtotal new development and redevelopment projects	266,553	157,282	60,567
Tenant allowances	106,498	44,406	21,728
Operational capital expenditures at properties:
CAM expenditures	17,201	20,586	9,187
Non-CAM expenditures	2,312	10,645	4,518
Totals	$392,564	$232,919	$96,000
Conversion from accrual to cash basis	26,913	30,464	12,556
Capital Expenditures for the Nine Months Ended 9/30/21(3)	$419,477	$263,383	$108,556
Capital Expenditures for the Nine Months Ended 9/30/20(3)	$396,004	$408,517	$186,578

(1)
Does not include TRG portfolio capital expenditures.

(2)
Includes restoration projects as a result of property damage from natural disasters.

(3)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2021 SUPPLEMENTAL	25

DEVELOPMENT ACTIVITY SUMMARY(1)
As of September 30, 2021
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	Actual 2021 Investment thru Q3 2021	Forecasted Investment Q4 2021	Forecasted Investment FY 2021	Forecasted Investment FY 2022	Forecasted Total Investment 2021 - 2022
Malls
Redevelopments	$613,568	6%	$120,936	$79,284	$200,220	$249,675	$449,895
Premium Outlets
New Developments – International	$246,089	8%	$24,372	$21,985	$46,357	$124,953	$171,310
Redevelopments – U.S.	$27,846	6%	$4,382	$2,825	$7,207	$15,500	$22,707
Redevelopments – International	$21,792	9%	$6,926	$11,181	$18,107	$1,509	$19,616
The Mills
Redevelopments	$27,963	11%	$4,510	$4,456	$8,966	$338	$9,304
Total Investment (1)(2)	$937,258	7%	$161,126	$119,731	$280,857	$391,975	$672,832
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(393,929)		$(60,074)	$(46,697)	$(106,771)	$(180,126)	$(286,897)

Total Net Cash Investment	$543,329		$101,052	$73,034	$174,086	$211,849	$385,935
Notes:
(1)
Does not include TRG

(2)
Our share of Net Investment includes $172M of previous investment that was in CIP as of December 31, 2020.

3Q 2021 SUPPLEMENTAL	26

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2020 through September 30, 2021
	COMMON SHARES(1)	LIMITED PARTNERSHIP UNITS(2)
Number Outstanding at December 31, 2020	328,501,416	47,322,212
Activity During the First Six Months of 2021:
Redemption of Limited Partnership Units for Cash	—	(486)
Exchange of Limited Partnership Units for Common Stock	58,571	(58,571)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	79,550	—
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(20,374)	—
Number Outstanding at June 30, 2021	328,619,163	47,263,155
Third Quarter Activity
None	—	—
Number Outstanding at September 30, 2021	328,619,163	47,263,155
Number of Limited Partnership Units and Common Shares at September 30, 2021	375,882,318
PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2021
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable(4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable(5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 1998 Stock Incentive Plan and 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2021 was $71.10 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2021 SUPPLEMENTAL	27

CREDIT PROFILE(1)

## NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.6
29.3
30.1
32.2
31.3
16.3
16.0
16.6
18.8
18.5
13.3
13.3
13.5
13.4
12.8
2017
2018
2019
2020
9/30/2021

## FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.0
5.1
5.3
4.2
4.5
2017
2018
2019
2020
TTM 9/30/21

## UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.2
6.4
6.9
5.3
5.9
2017
2018
2019
2020
TTM 9/30/21

## FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
64%
65%
69%
66%
50%
2017 (3)
2018
2019 (3)
2020
TTM 9/30/21 (3)

## WEIGHTED AVERAGE INTEREST RATE (%)

4.00%
3.80%
3.60%
3.40%
3.20%
3.00%
3.40%
3.50%
3.33%
3.14%
3.14%
2017
2018
2019
2020
9/30/2021

## WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.6
6.2
6.7
6.6
7.1
2017
2018
2019
2020
9/30/2021

(1)
Does not include TRG portfolio and corporate debt. Prior year periods are as of year end.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes a charge for loss on extinguishment of debt of  $0.36 per share in 2017, $0.33 per share in 2019 and $0.08 per share in 2021.

3Q 2021 SUPPLEMENTAL	28

SUPPLEMENTAL CORPORATE CREDIT RATIOS
ALL FIGURES AT SPG SHARE, EXCEPT WHERE INDICATED	AS OF SEPTEMBER 30, 2021	AS OF DECEMBER 31, 2020
Unsecured Consolidated Debt	$18,920,989	$19,784,862
Less: Consolidated Cash	438,423	1,011,613
UNSECURED CONSOLIDATED (CORPORATE) NET DEBT	$18,482,566	$18,773,249
	TWELVE MONTHS ENDING SEPTEMBER 30, 2021	TWELVE MONTHS ENDING DECEMBER 31, 2020
Operating Income Before Other Items	$2,283,706	$1,971,809
Depreciation and Amortization	1,274,702	1,318,008
EBITDA of Consolidated Entities	3,558,408	3,289,817
Joint Venture Unencumbered EBITDA (1)	122,091	44,829
Less: Encumbered EBITDA of Consolidated Entities	(683,503)	(665,909)
UNENCUMBERED EBITDA	$2,996,995	$2,668,737
EBITDA less Interest Expense of Encumbered Consolidated Assets	416,862	393,401
EBITDA less Interest Expense of Joint Venture Assets (1)	760,869	577,515
FFO of Investments (2)	415,598	203,900
CORPORATE FUNDS AVAILABLE TO SERVICE UNSECURED DEBT	$4,590,323	$3,843,553
Consolidated Interest Expense	$800,062	$784,400
Less: Minority Interest	(7,281)	(7,509)
Less: Non-Recourse Consolidated Interest Expense	(266,641)	(272,508)
UNSECURED (CORPORATE) INTEREST EXPENSE	$526,140	$504,383
RATIOS (3)
Corporate Net Debt to Corporate Funds Available (4)	4.0x	4.9x
Corporate Funds Available to Corporate Interest Expense Coverage Ratio (5)	8.7x	7.6x

(1)
Represents property level joint ventures and excludes retail investments and Klépierre.

(2)
Excludes $118.4 million non-cash impact of a deferred tax liability reversal within our Klépierre investment and $111.9 million non-cash gain on exchange of equity interests, net of tax.

(3)
Ratios calculated based on measures above; not intended to represent ratio calculations in line with indentures dated June 7, 2005 and later.

(4)
Defined as Unsecured Consolidated Net Debt to Funds Available to Service Unsecured Debt.

(5)
Defined as Funds Available to Service Unsecured Debt to Unsecured Interest Expense.

3Q 2021 SUPPLEMENTAL	29

SUMMARY OF INDEBTEDNESS(1)
As of September 30, 2021
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,491,214	$5,336,214	3.64%	4.0
Variable Rate Debt	1,132,158	1,094,109	2.16%	2.5
Total Mortgage Debt	6,623,372	6,430,323	3.38%	3.7
Unsecured Debt
Fixed Rate	18,417,912	18,417,912	2.92%	9.6
Revolving Credit Facility – USD Currency	125,000	125,000	0.81%	3.7
Total Revolving Credit Facilities	125,000	125,000	0.81%	3.7
Global Commercial Paper – USD	500,000	500,000	0.20%	0.1
Total Unsecured Debt	19,042,912	19,042,912	2.83%	9.6
Premium	29,824	29,824
Discount	(57,947)	(57,947)
Debt Issuance Costs	(118,559)	(117,588)
Other Debt Obligations	64,770	64,770
Consolidated Mortgages and Unsecured Indebtedness (2)	$25,584,372	$25,392,294	2.97%	8.1
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$12,852,930	$5,989,949	3.90%	3.7
Floating Rate Debt (Hedged)(2)	885,717	373,977	2.64%	5.0
Variable Rate Debt	1,243,967	524,614	1.96%	2.1
TMLP Debt (3)	367,006	143,982	—	—
Total Mortgage Debt	15,349,620	7,032,522	3.73%	3.6
Debt Issuance Costs	(38,050)	(17,597)
Joint Venture Mortgages and Other Indebtedness (2)	$15,311,570	$7,014,925	3.73%	3.6
Our Share of Total Indebtedness		$32,407,219	3.14%	7.1
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.3%	$24,190,730	3.30%	8.4
Variable	4.7%	1,201,564	2.02%	2.6
	100.0%	25,392,294	2.97%	8.1
Joint Venture
Fixed	87.2%	$6,120,466	3.90%	3.7
Variable	12.8%	894,459	2.25%	3.3
	100.0%	7,014,925	3.69%	3.6
Total Debt		$32,407,219
Total Fixed Debt	93.5%	$30,311,196	3.20%	7.4
Total Variable Debt	6.5%	$2,096,023	2.12%	2.9

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt information.

3Q 2021 SUPPLEMENTAL	30

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of September 30, 2021
(In thousands)
Year	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT
2021	$500,000	0.20%	$273,130	2.09%	$348,357	4.24%	$1,121,487	1.85%
2022	869,217	1.38%	536,379	3.07%	1,094,456	3.96%	2,500,052	2.82%
2023	600,000	2.75%	1,099,030	2.92%	551,417	2.97%	2,250,447	2.89%
2024	2,500,000	2.92%	387,423	3.78%	1,289,824	3.90%	4,177,247	3.37%
2025	1,804,478	2.59%	1,211,582	3.44%	875,528	3.29%	3,891,588	3.01%
2026	1,550,000	3.28%	2,322,109	3.82%	1,329,479	3.63%	5,201,588	3.61%
2027	2,050,000	2.84%	145,000	4.00%	500,774	3.80%	2,695,774	3.01%
2028	800,000	1.75%	53,666	3.85%	738,933	4.11%	1,592,599	2.91%
2029	1,250,000	2.45%	192,004	2.00%	—	—	1,442,004	2.39%
2030	750,000	2.65%	—	—	225,250	3.12%	975,250	2.76%
2031	700,000	2.20%	210,000	3.09%	47,055	3.68%	957,055	2.47%
Thereafter	5,669,217	3.56%	—	—	31,449	6.60%	5,700,666	3.57%
Face Amounts of Indebtedness	$19,042,912	2.83%	$6,430,323	3.38%	$7,032,522	3.73%	$32,505,757	3.14%
Premiums (Discounts) on Indebtedness, Net	(31,129)		3,006		—		(28,123)
Debt Issuance Costs	(90,794)		(26,794)		(17,597)		(135,185)
Other Debt Obligations	—		64,770		—		64,770
Our Share of Total Indebtedness	$18,920,989		$6,471,305		$7,014,925		$32,407,219

(1)
Does not include TRG.

3Q 2021 SUPPLEMENTAL	31

Unsecured Debt Information
As of September 30, 2021
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Global Commercial Paper – USD	11/01/21	(2)	0.20%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(3)	1.38%	Fixed	869,217
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/13/24		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(4)	1.25%	Fixed	579,478
Revolving Credit Facility – USD Currency	06/30/25	(5)	0.81%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	01/15/27		1.38%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/28		1.75%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	09/13/29		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/30		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/31		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/15/32		2.25%	Fixed	700,000
Simon Property Group, LP (Euro Sr. Notes)	03/19/33	(3)	1.13%	Fixed	869,217
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	09/13/49		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	07/15/50		3.80%	Fixed	750,000
Total Unsecured Indebtedness at Face Value					$19,042,912(6)

(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2021: 1M LIBOR at 0.08025%; 1M EUR LIBOR at -.57%; 3M EURIBOR at -.55%; 6M EURIBOR at -.53%; 3M GBP LIBOR at 0.08%; 1M YEN TIBOR at 0.075%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at -0.07%; 1M CDOR at .43%; and Cost of Funds Rate at 3.52%.

(2)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at September 30, 2021.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

3Q 2021 SUPPLEMENTAL	32

Property and Debt Information
As of September 30, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,932	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,467	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,125,444	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,452,300	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,129	09/01/22		3.95%	Fixed	110,731	110,731
6.	Bay Park Square	WI	Green Bay	100.0%		690,843	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,795	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,053	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre	FL	Miami	25.0%		475,606	(2)
10.	Broadway Square	TX	Tyler	100.0%		608,739	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,196,699	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,338	07/30/26	(5)	2.33%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,384,395	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,987	(2)
15.	Coconut Point	FL	Estero	50.0%		1,205,034	10/01/26		3.95%	Fixed	180,121	90,060
16.	College Mall	IN	Bloomington	100.0%		609,768	(2)
17.	Columbia Center	WA	Kennewick	100.0%		815,133	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,263,413	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,868	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,130	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,514,738	12/05/21		4.50%	Fixed	384,204	192,102
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,519,585	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,232,954	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,128,431	12/01/25		4.31%	Fixed	181,304	181,304
25.	Falls, The	FL	Miami	50.0%		706,877	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,149	05/09/26	(5)	3.02%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,744	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,729,175	02/01/26	(5)	3.75%	Fixed	415,000	207,500
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,245	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,724,768	03/05/22		5.25%	Fixed	298,378	149,189
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		660,812	(2)
32.	Galleria, The	TX	Houston	50.4%		2,013,540	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,649	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,367	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,670,556	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,314,406	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,056	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,196,373	11/01/27		4.06%	Fixed	186,295	93,147
39.	Lenox Square	GA	Atlanta	100.0%		1,553,923	(2)

3Q 2021 SUPPLEMENTAL	33

Property and Debt Information
As of September 30, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
40.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,748	(2)
41.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
42.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,175	(2)
43.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,783	07/01/25		4.11%	Fixed	150,000	84,555
44.	McCain Mall	AR	N. Little Rock	100.0%		793,852	(2)
45.	Meadowood Mall	NV	Reno	50.0%		928,920	11/06/21		5.82%	Fixed	105,871	52,936
46.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,331,605	(2)
47.	Miami International Mall	FL	Miami	47.8%		1,082,365	02/06/24		4.42%	Fixed	160,000	76,442
48.	Midland Park Mall	TX	Midland	100.0%		644,271	09/06/22		4.35%	Fixed	70,370	70,370
49.	Miller Hill Mall	MN	Duluth	100.0%		829,535	(2)
50.	North East Mall	TX	Hurst (Dallas)	100.0%		1,646,409	(2)
51.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,504,845	07/05/23		3.30%	Fixed	224,675	126,650
52.	Ocean County Mall	NJ	Toms River (New York)	100.0%		886,603	(2)
53.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,884	(2)
54.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,340,150	03/06/21	(25)	4.77%	Fixed	32,779	28,039
55.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,693	01/01/26		3.84%	Fixed	310,000	292,938
56.	Pheasant Lane Mall	NH	Nashua	(6)		979,575	(2)
57.	Phipps Plaza	GA	Atlanta	100.0%		780,918	(2)
58.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,596	07/27/23		1.18%	Variable	225,000	225,000
59.	Prien Lake Mall	LA	Lake Charles	100.0%		719,189	(2)
60.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,295	05/01/26		4.50%	Fixed	180,000	90,000
61.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,980	(2)
62.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,347,946	(2)
63.	Ross Park Mall	PA	Pittsburgh	100.0%		1,234,039	(2)
64.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,175	(2)
65.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	11/01/23		4.69%	Fixed	120,000	113,328
66.	Shops at Clearfork, The	TX	Fort Worth	45.0%		550,364	03/11/30	(26)	2.81%	Variable	145,000	65,250
67.	Shops at Crystals, The	NV	Las Vegas	50.0%		270,551	07/01/26		3.74%	Fixed	550,000	275,000
68.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,563	02/01/23		3.61%	Fixed	295,000	150,450
69.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,952	(2)
70.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		723,427	02/01/23		3.37%	Fixed	130,000	130,000
71.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,296,561	03/31/24	(5)	3.08%	Variable	171,750	42,938
72.	South Hills Village	PA	Pittsburgh	100.0%		1,129,076	(2)
73.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,717	(2)
74.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,246,326	04/01/23		3.84%	Fixed	135,605	135,605
75.	SouthPark	NC	Charlotte	100.0%		1,687,232	(2)
76.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,134	10/06/25		4.45%	Fixed	58,381	29,190
77.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,450	(2)
78.	St. Johns Town Center	FL	Jacksonville	50.0%		1,454,193	09/11/24		3.82%	Fixed	350,000	175,000
79.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,287,980	(2)

3Q 2021 SUPPLEMENTAL	34

Property and Debt Information
As of September 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
80.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%	1,299,672	09/05/26		3.50%	Fixed	330,000	164,670
81.	Summit Mall	OH	Akron	100.0%	774,483	10/01/26		3.31%	Fixed	85,000	85,000
82.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,240,268	(2)
83.	Tippecanoe Mall	IN	Lafayette	100.0%	864,844	(2)
84.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,778,770	(2)
85.	Towne East Square	KS	Wichita	100.0%	1,145,184	(2)
86.	Treasure Coast Square	FL	Jensen Beach	100.0%	874,998	(2)
87.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	960,554	(2)
88.	University Park Mall	IN	Mishawaka	100.0%	918,489	(2)
89.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,084,560	(2)
90.	West Town Mall	TN	Knoxville	50.0%	1,281,603	07/01/22		4.37%	Fixed	204,371	102,186
91.	Westchester, The	NY	White Plains (New York)	40.0%	805,071	02/01/30		3.25%	Fixed	400,000	160,000
92.	White Oaks Mall	IL	Springfield	80.7%	942,837	06/01/24	(5)	2.96%	Variable	43,046	34,729
93.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,481	11/01/26		4.15%	Fixed	155,152	146,612
94.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,154,014	03/05/24		4.50%	Fixed	391,570	195,785
95.	Woodland Hills Mall	OK	Tulsa	94.5%	1,096,443	(2)
	Total Mall Square Footage				108,315,625

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,563	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	674,536	04/01/22		4.81%	Fixed	75,026	37,513
3.	Liberty Tree Mall	MA	Danvers	49.1%	860,222	05/06/23		3.41%	Fixed	28,705	14,105
4.	Northgate Station	WA	Seattle	100.0%	416,236	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	948,329	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,030	05/01/28		3.85%	Fixed	53,666	53,666
	Total Lifestyle Centers Square Footage				3,297,916

3Q 2021 SUPPLEMENTAL	35

Property and Debt Information
As of September 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	337,689	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,464	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,209	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,931	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	686,106	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,087	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,728	12/01/22		3.36%	Fixed	40,809	40,809
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,351	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,334	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,958	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,146	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,100	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,301	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,137	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,038	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	378,470	03/01/23	(5)	1.58%	Variable	86,000	43,000
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,687	04/01/23		3.66%	Fixed	107,191	107,191
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,157	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,160	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,592	02/06/26		4.26%	Fixed	72,262	72,262
			Washington, DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,188	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,024	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,554	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,500	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,480	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,273	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,759	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,731	06/01/26	(8)	4.17%	Fixed	48,879	48,879
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,787	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,892	07/01/23		3.78%	Fixed	114,280	114,280
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,281	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,622	(2)

3Q 2021 SUPPLEMENTAL	36

Property and Debt Information
As of September 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,752	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,527	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,784	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,508	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	33,184	33,184
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,411	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,884	07/26/23		1.18%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,695	09/06/26	(9)	3.33%	Fixed	58,296	58,296
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,397	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,898	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	735,135	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,515	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,004	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,713	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,424	10/06/24		4.06%	Fixed	91,888	55,133
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,687	(2)
58.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,243	11/28/22	(5)	1.93%	Variable	71,000	35,500
59.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/23	(5)	1.93%	Variable	64,500	32,250
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,925	12/01/22		3.41%	Fixed	101,368	101,368
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,469	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,976	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,275	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,485	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,862	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,979	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,511	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	910,991	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,872	(2)
	Total U.S. Premium Outlet Square Footage				30,444,023

3Q 2021 SUPPLEMENTAL	37

Property and Debt Information
As of September 30, 2021
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,223,952	09/01/26		3.80%	Fixed	100,000	100,000
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,929,955	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,416,677	11/01/24		4.28%	Fixed	127,043	47,641
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,370,031	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,299	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,380	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,802,880	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,787,611	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,296,114	11/09/25	(5)	3.32%	Variable	355,000	355,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,863	03/05/22		4.25%	Fixed	282,419	141,210
11.	Opry Mills	TN	Nashville	100.0%		1,177,292	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,975	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,678	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,328,974	(2)
	Total The Mills Square Footage					21,325,681

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre Mall, Crystal Mall, Dover Mall, Emerald Square, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Montgomery Mall, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing							(7)(8)(10)			1,368,336	645,076
	Total Other Properties Square Footage					14,146,572

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					177,529,817

3Q 2021 SUPPLEMENTAL	38

Property and Debt Information
As of September 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	213,335	192,002
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/30/21	(14)	1.73%	Variable	107,373	53,687
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	94,409	47,205
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	05/24/22	(14)	1.61%	Variable	92,241	46,121
						06/01/22	(14)	3.11%	Fixed	133,746	66,874
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	02/18/23	(5)(14)	1.98%	Variable	126,985	57,143
	Canada Square Footage				1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(5)(13)	1.60%	Variable	94,918	85,426
	France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	57,948	40,853
	Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(13)	2.25%	Variable	144,203	129,783
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	1.90%	Fixed	322,532	290,279
	Italy Square Footage				641,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(15)	1.45%	Fixed	24,739	9,896
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.16%	Variable	116,374	46,550
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(15)	0.33%	Variable	8,058	3,223
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/22	(15)	0.33%	Variable	8,952	3,581
						07/31/27	(15)	0.30%	Fixed	52,816	21,126
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	40,731	16,292
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(15)	0.31%	Variable	25,066	10,026
						11/30/23	(15)	0.31%	Variable	23,275	9,310
						04/08/25	(15)	0.35%	Fixed	44,759	17,904
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.28%	Variable	3,133	1,253
						11/30/24	(15)	0.21%	Fixed	23,723	9,489
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.20%	Variable	55,502	22,199
	Japan Square Footage				3,613,700

3Q 2021 SUPPLEMENTAL	39

Property and Debt Information
As of September 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/23	(16)	3.04%	Fixed	92,004	46,002
20.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	07/13/24	(16)	2.95%	Fixed	59,928	29,964
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/24	(16)	2.51%	Fixed	126,609	63,305
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/24	(16)	2.95%	Fixed	56,549	28,275
	South Korea Square Footage				1,915,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	02/14/24	(17)	3.96%	Variable	19,515	9,758
24.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	(2)
	Malaysia Square Footage				586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
26.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	9.98%	Fixed	21,314	10,657
						12/20/21	(18)	8.49%	Variable	4,199	2,100
	Mexico Square Footage				607,800
	NETHERLANDS
27.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	12/18/21	(13)	1.78%	Fixed	266,560	239,904
						08/18/25	(13)	1.30%	Variable	194,705	92,023
28.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/25/24	(5)(13)	1.75%	Variable	66,980	62,961
	Netherlands Square Footage				545,500
	SPAIN
29.	Malaga Designer Outlet	Malaga		46.1%	191,000	02/09/23	(13)	2.75%	Variable	58,686	27,060
	Spain Square Footage				191,000
	THAILAND
30.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	3.95%	Fixed	71,610	35,805
	Thailand Square Footage				264,000
	UNITED KINGDOM
31.	Ashford Designer Outlet	Kent		45.0%	281,000	02/22/22	(21)	3.08%	Fixed	134,594	60,567
32.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	02/27/23	(21)	3.73%	Variable	78,255	18,186
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,042,400

	TOTAL SQUARE FOOTAGE				188,572,217

3Q 2021 SUPPLEMENTAL	40

Property and Debt Information
As of September 30, 2021
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	846,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,037,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	08/01/23		4.37%	Fixed	72,342	72,342
4.	Country Club Plaza	MO	Kansas City	50.0%	947,000	04/01/26		3.85%	Fixed	306,151	153,075
5.	Dolphin Mall	FL	Miami	100.0%	1,434,000	(2)
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,558,000	05/10/23		5.32%	Fixed	248,234	124,117
7.	Gardens Mall, The	FL	Palm Beach Gardens	48.5%	1,385,000	07/15/25		4.19%	Fixed	194,855	94,505
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	238,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,355,000	01/06/23		3.60%	Fixed	184,587	184,587
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	340,000	08/09/24	(5)	2.60%	Variable	175,000	163,625
11.	International Plaza	FL	Tampa	50.1%	1,252,000	12/01/21	(27)	4.41%	Fixed	439,428	220,153
12.	Mall at Green Hills, The	TN	Nashville	100.0%	998,000	12/01/21		3.25%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,114,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,344,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	863,000	11/01/26		3.40%	Fixed	280,000	140,000
16.	Mall of San Juan, The	PR	San Juan	95.0%	627,000	(2)
17.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/22		4.44%	Fixed	158,087	79,044
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,520,000	03/06/28		4.85%	Fixed	284,326	284,326
19.	Waterside Shops	FL	Naples	50.0%	342,000	04/15/26		3.86%	Fixed	164,020	82,010
20.	Westfarms	CT	West Hartford	78.9%	1,266,000	07/01/22		4.50%	Fixed	263,389	207,919
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	6.00%	Fixed	159,565	39,891
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	5.60%	Fixed	170,115	41,678
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	254,334	124,624
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	508,669	87,237
	Total Taubman Realty Group Square Footage				25,104,000

	TOTAL TRG SECURED INDEBTEDNESS										$3,749,133

	TRG – Corporate & Other
	TRG – $1.1B Revolving Credit Facility			100.0%		02/01/25		1.87%	Variable	865,000	865,000
	TRG Term Loan			100.0%		03/31/23		4.92%	Fixed	247,720	247,720
	TRG Term Loan			100.0%		02/01/25		3.94%	Fixed	272,495	272,495
	TRG U.S. Headquarters			100.0%		03/01/24		3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/22		3.84%	Fixed	19,694	9,847

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$1,407,062
	Less: TRG Total Cash										360,802

	TOTAL TRG NET CORPORATE DEBT										$1,046,260

3Q 2021 SUPPLEMENTAL	41

Property and Debt Information
As of September 30, 2021
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2021: 1M LIBOR at 0.08025%; 1M EUR LIBOR at -.57%; 3M EURIBOR at -.55%; 6M EURIBOR at -.53%; 3M GBP LIBOR at 0.08%; 1M YEN TIBOR at 0.075%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at -0.07%; 1M CDOR at .43%; and Cost of Funds Rate at 3.52%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 15 encumbered properties with interest rates ranging from 2.83% to 9.35% and maturities between 2021 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
Includes office space of 2,115,364 square feet primarily from the following centers:

Copley Place – 893,439 sq. ft. Domain, The – 156,240 sq. ft. Fashion Center at Pentagon City – 169,089 sq. ft.	Oxford Valley Mall – 139,517 sq. ft. The Shops at Clearfork – 147,753 sq. ft. Southdale Center – 102,400 sq. ft.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.2 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 705.1 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 47.7 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 397.0 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 81.7 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 524.0 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.4 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 158.1 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 2.1 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 904.0 billion.

(25)
Mortgage was outstanding at September 30, 2021; the single purpose entity borrower and lender are currently working together to extend the maturity date of this non-recourse loan.

(26)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(27)
Subsequent to September 30, 2021, the existing mortgage was refinanced into a new $477 million mortgage with a maturity date of October 9, 2026 (including three 1-year extensions and an interest rate of L+196 bps.

3Q 2021 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2021 SUPPLEMENTAL	43

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended September 30, 2021		For the Three Months Ended September 30, 2020
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(11,257)	$334,865	$(8,699)	$282,017
Management fees and other revenues	—	—	—	—
Other income	(359)	32,916	(391)	45,751
Total revenue	(11,616)	367,781	(9,090)	327,768
EXPENSES:
Property operating	(2,129)	67,001	(1,654)	56,969
Depreciation and amortization	(4,417)	93,703	(4,403)	102,393
Real estate taxes	(489)	31,018	(432)	32,073
Repairs and maintenance	(388)	8,341	(376)	7,678
Advertising and promotion	(1,105)	8,720	(528)	4,902
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,867)	20,218	(457)	18,477
Total operating expenses	(10,395)	229,001	(7,850)	222,492
OPERATING INCOME BEFORE OTHER ITEMS	(1,221)	138,780	(1,240)	105,276
Interest expense	1,754	(71,602)	1,899	(72,356)
Loss on extinguishment of debt	—	—	—	—
Gain on exchange of equity interests	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	(127)	(67,178)(2)	94	(32,920)(2)
Unrealized gains (losses) in fair value of equity instruments	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	406	—	753	—
CONSOLIDATED NET INCOME	406	—	753	—
Net income attributable to noncontrolling interests	406	—(3)	753	—(3)
Preferred dividends	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2021 SUPPLEMENTAL	44

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Nine Months Ended September 30, 2021		For the Nine Months Ended September 30, 2021
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(28,449)	957,037	$(24,627)	901,976
Management fees and other revenues	—	—	—	—
Other income	(982)	99,243	(937)	96,882
Total revenue	(29,431)	1,056,280	(25,564)	998,858
EXPENSES:
Property operating	(5,586)	186,410	(4,773)	171,221
Depreciation and amortization	(13,306)	286,249	(12,447)	302,521
Real estate taxes	(1,511)	94,506	(1,418)	92,304
Repairs and maintenance	(1,054)	24,713	(1,101)	23,135
Advertising and promotion	(2,526)	24,808	(1,901)	20,044
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(3,576)	53,842	(1,917)	48,248
Total operating expenses	(27,559)	670,528	(23,557)	657,473
OPERATING INCOME BEFORE OTHER ITEMS	(1,872)	385,752	(2,007)	341,385
Interest expense	5,364	(209,810)	5,592	(218,565)
Loss on extinguishment of debt	—	—	—	—
Gain on exchange of equity interests	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	(46)	(175,942)(2)	966	(122,820)(2)
Unrealized gains (losses) in fair value of equity instruments	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(571)	—	—	—
Consolidated income from continuing operations	2,875	—	4,551	—
CONSOLIDATED NET INCOME	2,875	—	4,551	—
Net income attributable to noncontrolling interests	2,875	—(3)	4,551	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2021 SUPPLEMENTAL	45

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of September 30, 2021		As of September 30, 2020
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(527,662)	$10,454,314	$(448,246)	$10,480,328
Less – accumulated depreciation	(117,723)	3,806,201	(112,661)	3,531,408
	(409,939)	6,648,113	(335,585)	6,948,920
Cash and cash equivalents	(25,681)	673,914	(18,175)	453,952
Tenant receivables and accrued revenue, net	(9,724)	264,393	(5,061)	374,797
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(11,393)	(2,960,656)	(23,194)	(2,426,141)
Right-of-use assets, net	(881)	70,746	(888)	79,136
Investments held in trust – special purpose acquisition company	(345,000)	—	—	—
Deferred costs and other assets	(27,712)	1,419,390	(28,785)	763,798
Total assets	$(830,330)	$6,115,900	$(411,688)	$6,194,462
LIABILITIES:
Mortgages and unsecured indebtedness	$(192,078)	$7,014,925	$(180,053)	$7,072,216
Accounts payable, accrued expenses, intangibles, and deferred revenues	(31,999)	399,917	(18,773)	428,465
Cash distributions and losses in unconsolidated entities, at equity	—	(1,573,563)	—	(1,565,642)
Dividend payable	—	—	—	—
Lease liabilities	(881)	72,534	(888)	80,516
Other liabilities	(61,120)	202,087	(46,752)	178,907
Total liabilities	(286,078)	6,115,900	(246,466)	6,194,462
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(527,488)	—	(161,656)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(16,764)	—	(3,566)	—
Total equity	(16,764)	—	(3,566)	—
Total liabilities and equity	$(830,330)	$6,115,900	$(411,688)	$6,194,462

3Q 2021 SUPPLEMENTAL	46